UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

BEAR LAKE RECREATION, INC.
(Name of Registrant As Specified In Charter)

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BEAR LAKE RECREATION, INC.

3 West Hill Place

Boston, MA 02110

(617) 856-8995

May 25, 2017

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the shares of common stock, par value $0.001 per share (the “Common Stock”) of Bear Lake Recreation, Inc. a Nevada corporation (the “Company”), as of the close of business on May 23, 2017 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock is our only issued and outstanding capital stock. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of an action approved by our Board of Directors (the “Board”) as of May 24, 2017 and taken by written consent in lieu of a meeting by holders owning at least a majority of our outstanding Common Stock as of May 24, 2017 (the “Written Consent”).

The Written Consent approved the following actions:

•	Changing the name of the Company from “Bear Lake Recreation, Inc.” to “Modular Medical, Inc.” (the “Name Change”);

The Written Consent is the only shareholder approval required to effect the Name Change under the Nevada Revised Statutes (“NRS”), our Amended and Restated Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our Shareholders, and our Board is not soliciting your consent or proxy in connection with the Name Change. The Name Change, as approved by the Written Consent, will not become effective until twenty (20) calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about May 25, 2017.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any Shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Morgan C. Frank, CEO and Director

BEAR LAKE RECREATION, INC.

3 West Hill Place

Boston, MA 02110

(617) 856-8995

INFORMATION

STATEMENT

Pursuant to Regulation 14C

of the Securities Exchange Act of 1934, as amended

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of Bear Lake Recreation, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate action (the “Name Change”):

•	Changing the name of the Company from “Bear Lake Recreation, Inc.” to “Modular Medical, Inc.”

Our Board of Directors (the “Board”) approved the Name Change as of May 24, 2017 and submitted the same to the majority shareholder of our common stock, par value $0.001 (the “Common Stock”). On the same date, the holder of a majority of the issued and outstanding common stock (the “Majority Stockholder”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Name Change. Our Common Stock is our only issued and outstanding capital stock.

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, shareholders are not entitled to dissenters’ rights with respect to the Name Change (the “Stockholders”).

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about May 25, 2017. This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Stockholder, who holds at least majority of the voting capital stock of the Company.

Common Stock

As of May 23, 2017 (the “Record Date”), there were issued and outstanding 3,500,000 shares of Common Stock. Pursuant to Section 78.320 of the NRS and our Bylaws, at least a majority of the voting equity of the Company, or at least 1,750,001 votes, is required to approve the Name Change by written consent. The Majority Stockholder, who owns 2,900,000 shares of Common Stock (approximately 82.86% of the total voting equity of the Company), voted in favor of the Name Change, thereby satisfying the requirement under Section 78.320 of the NRS and our Bylaws, that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the total number of shares that the Majority Stockholders voted in favor of the Name Change, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

		Number of	Percentage of
	Number of	Votes	the Voting Equity
	Common Shares	in Favor of	that Voted in
Name of Majority Stockholder	Held	Actions	Favor of the Actions (1)
Manchester Explorer, L.P.	2,900,000	2,900,000	82.86%
Total	2,900,000	2,900,000	82.86%

(1) Based on 3,500,000 shares of Common Stock issued and outstanding as of May 23, 2017.

ACTIONS TO BE TAKEN

The Name Change will become effective on the date that we file Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, (the “Amendment”), with the State of Nevada. We intend to file the Amendment with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.  Concurrently with filing the Amendment with the Nevada Secretary of State, we plan to notify the Financial Industry Regulatory Authority (“FINRA”) of the proposed name change and to work with FINRA to obtain a new trading symbol for the common stock.

NAME CHANGE

The Board of Directors and the Majority Stockholders of the Company have approved the filing of the Amendment to our Articles of Incorporation to change the name of the Company from “Bear Lake Recreation, Inc.” to “Modular Medical, Inc.”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of May 23, 2017 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock.

Name of Beneficial Owner	Direct Amount of Beneficial Owner	Position	Percent of Class (1)

Officers and Directors

James E. Besser (2)	2,900,000	President and a Director	82.86%

Morgan C. Frank (2)	2,900,000	Director, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer	82.86%

All Officers and Directors as a Group (2 Person)	2,900,000		82.86%

Principal Stockholders

Manchester Explorer, LP (2) 3 West Hill Place Boston, MA 02114	2,900,000		82.86%

Kelly Trimble 4685 South Highland Drive, Suite 207 Salt Lake City, UT 84117	308,678		8.8%

(1)	Percentage based on 3,500,000 shares of our Common Stock outstanding on the Record Date.
(2)	Represents shares owned by the Majority Shareholder. Mr. Besser is the managing member of Manchester Management Company, LLC, a Delaware limited liability company, the general partner of the Majority Shareholder (“Manchester”) and Mr. Frank serves as portfolio manager and consultant to Manchester, both of whom may be deemed beneficial owners of such shares owned by the Majority Shareholder as a result such relationships. Messrs. Besser and Frank, however, disclaim any such beneficial ownership except to the extent of their pecuniary interest therein.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K/A for the fiscal year ended June 30, 2015;

(2)	Annual Report on Form 10-K for the fiscal year ended June 30, 2014;

(3)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

You may request a copy of these filings, at no cost, by writing Bear Lake Recreation, Inc. 3 West Hill Place, Boston, MA 02110, or telephoning the Company at (617) 856-8995. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3 West Hill Place, Boston, MA 02110, or telephoning the Company at (617) 856-8995.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company as of the Record Date only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Morgan C. Frank
Chief Executive Officer
Dated: May 25, 2017